McGladrey & Pullen, LLP
One Valley Square, Ste. 250
512 Township Line Road
Blue Bell, PA 19422-2700
O 215-641-8600 F 215-641-8680

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-142703) on Form S-8 of Sterling Banks, Inc. of our report dated March 25, 2008 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-KSB of Sterling Banks, Inc. for the year ended December 31, 2007.

Blue Bell, Pennsylvania

March 25, 2008